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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our reports dated January 27, 2003 accompanying the financial statements of Atlas Pipeline Partners, L.P. included in the Registration Statement on Form S-2 and included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference in the Registration Statement. We consent to the use and incorporation by reference of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts".


/s/  GRANT THORNTON LLP



Cleveland, Ohio
March 31, 2003